Exhibit 99.1

CTI BIOPHARMA EXPANDS ACCESS TO PIXUVRI® WITH APPROVAL IN ISRAEL AND ADD-ON REIMBURSEMENT STATUS IN THE NETHERLANDS

SEATTLE, Wash., July 21, 2014—CTI BioPharma Corp. (CTI) (NASDAQ and MTA: CTIC) announced today that it has received approval from the Israeli Ministry of Health (MOH) for PIXUVRI® (pixantrone).

PIXUVRI in Israel is indicated as monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma (aggressive B-cell NHL) who have received not more than three previous courses of treatment. The benefit of pixantrone treatment has not been established in patients when used as fifth line or greater chemotherapy in patients who are refractory to last therapy.

In Israel, PIXUVRI will be distributed and marketed by the Neopharm Group, Israel’s second largest pharmaceuticals and health products marketer, once PIXUVRI is included in the Israeli National Health Basket of drugs by the MOH.

“The approval of PIXUVRI in Israel provides patients with aggressive B-cell NHL who have failed second- or third-line therapy a new approved option, where none existed before, that can effectively treat their disease with manageable side effects,” said Abraham Avigdor, M.D., Faculty of Medicine at Tel Aviv University, Ramat Aviv, Israel and Division of Hematology and Bone Marrow Transplantation, Chaim Sheba Medical Center, Tel-Hashomer, Israel. “Patients who have relapsed after second-line therapy have a poor survival outcome. It is vital to have additional treatment options available, like PIXUVRI, so we can provide these patients the best care possible and help them battle their disease.”

“We are pleased to continue to expand the availability of PIXUVRI as interest in this new therapy continues to grow,” said James A. Bianco, M.D., President and Chief Executive Officer of CTI. “We feel PIXUVRI fills an important role in the treatment paradigm for patients with aggressive B-cell NHL, and we are focused on increasing access to the treatment for as many patients as possible.”

Separately, the Dutch Healthcare Authority (NZa) and the healthcare insurance board College voor zorgverzekeringen (CVZ) of the Netherlands have approved funding for PIXUVRI as an add-on drug for patients who need a third- or fourth-line treatment option for aggressive B-cell lymphoma. This follows the inclusion of PIXUVRI on the HOVON (Haemato Oncology Foundation for Adults in the Netherlands) treatment guidelines, effective June 1, 2014. The inclusion on the Dutch list of reimbursed drugs makes PIXUVRI the first registered and reimbursed medicine for the treatment of patients with multiply relapsed or refractory aggressive B-cell NHL in the Netherlands.

About PIXUVRI® (pixantrone)

PIXUVRI is a novel aza-anthracenedione with unique structural and physiochemical properties. Unlike related compounds, PIXUVRI forms stable DNA adducts and in preclinical models has superior anti-lymphoma activity compared to related compounds. PIXUVRI was structurally designed so that it cannot bind iron and perpetuate oxygen radical production or form a long-lived hydroxyl metabolite — both of which are the putative mechanisms for anthracycline-induced acute and chronic cardiotoxicity. These novel pharmacologic properties allow PIXUVRI to be administered to patients with near maximal lifetime exposure to anthracyclines without unacceptable rates of cardiotoxicity.

In May 2012, the European Commission granted conditional marketing authorization for PIXUVRI as a monotherapy for the treatment of adult patients with relapsed or refractory aggressive B-cell NHL. The benefit of PIXUVRI treatment has not been established in patients when used as fifth-line or greater chemotherapy in patients who are refractory to last therapy. The Summary of Product Characteristics (SmPC) has the full prescribing information, including the safety and efficacy profile of PIXUVRI in the approved indication. The SmPC is available at www.pixuvri.eu. PIXUVRI does not have marketing approval in the United States.

About NHL

NHL is caused by the abnormal proliferation of lymphocytes, cells that are key to the functioning of the immune system. It usually originates in lymph nodes and spreads through the lymphatic system. NHL can be broadly classified into two main forms—aggressive and indolent NHL. Aggressive NHL is a rapidly growing form of the disease that moves into advanced stages much faster than indolent NHL, which progresses more slowly.

There are many subtypes of NHL, but aggressive B-cell NHL is the most common and accounts for about 55 percent of NHL cases.1 After initial therapy for aggressive NHL with anthracycline-based combination therapy, one-third of patients typically develop progressive disease.2 Approximately half of these patients are likely to be eligible for intensive second-line treatment and stem cell transplantation, although 50 percent are expected not to respond.2 For those patients who fail to respond or relapse following second-line treatment, treatment options are limited, and usually palliative only.2

About Conditional Marketing Authorization

Similar to accelerated approval regulations in the United States, conditional marketing authorizations are granted in the E.U. to medicinal products with a positive benefit/risk assessment that address unmet medical needs and whose availability would result in a significant public health benefit. A conditional marketing authorization is renewable annually. Under the provisions of the conditional marketing authorization for PIXUVRI, CTI will be required to complete a post-marketing study aimed at confirming the clinical benefit previously observed.

The European Medicines Agency’s Committee for Medicinal Products for Human Use has accepted PIX306, CTI’s ongoing randomized controlled Phase 3 clinical trial, which compares PIXUVRI-rituximab to gemcitabine-rituximab in patients who have relapsed after one to three prior regimens for aggressive B-cell NHL and who are not eligible for autologous stem cell transplant. As a condition of approval, CTI has agreed to have available the PIX306 clinical trial results by June 2015.

About CTI BioPharma

CTI BioPharma Corp. (NASDAQ and MTA: CTIC) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. CTI has a commercial presence in Europe and a late-stage development pipeline, including pacritinib, CTI’s lead product candidate that is currently being studied in a Phase 3 program for the treatment of patients with myelofibrosis. CTI is headquartered in Seattle, Washington, with offices in London and Milan under the name CTI Life Sciences Limited. For additional information and to sign up for email alerts and get RSS feeds, please visit www.ctibiopharma.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the development of CTI and its product and product candidate portfolio, the expected distribution and marketing of PIXUVRI by the Neopharm Group, the reimbursement status of PIXUVRI in Israel and the expected benefits and effectiveness of PIXUVRI. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI cannot predict or guarantee the outcome of preclinical and clinical studies, that CTI may not obtain reimbursement for PIXUVRI in certain markets in the E.U. as planned, that the conditional marketing authorization for PIXUVRI may not be renewed, that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities, that CTI may experience delays in the commencement of preclinical and clinical studies, risks related to the costs of developing, producing and selling PIXUVRI and CTI’s other product candidates, and other risks, including, without limitation, competitive factors, technological developments, that CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI may not achieve previously announced goals and objectives as or when projected, that CTI’s average net operating burn rate may increase, that CTI will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation as well as other risks listed or described from time to time in CTI’s most recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

Source: CTI BioPharma Corp.

PIXUVRI® is a registered trademark of CTI BioPharma Corp.

References

1.	Harris NL, et al. The World Health Organization Classification of Neoplastic Diseases of the Hematopoietic and Lymphoid Tissues. Report of the Clinical Advisory Committee Meeting, Airlie House, Virginia, November, 1997. Ann Oncol. 1999 Dec;10(12):1419-32
2.	Friedberg JW. Relapsed/Refractory Diffuse Large B-Cell Lymphoma. Hematology Am Soc Hematol Educ Program. 2011;2011:498-505. doi: 10.1182/asheducation-2011.1.498.

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Contacts:

Monique Greer

+1 206-272-4343

mgreer@ctibiopharma.com

Ed Bell

+1 206-282-7100

ebell@ctibiopharma.com

In Europe: CTI Life Sciences Limited, Milan Branch

Laura Villa

+39 02 94751572

lvilla@cti-lifesciences.com

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